SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             WOLOHAN LUMBER CO.
               (Name of Registrant as Specified in Its Charter)

                             WOLOHAN LUMBER CO.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

    (5) Total fee paid: ______________________________________________________

        ______________________________________________________________________

[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                              WOLOHAN LUMBER CO.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 23, 1998

To The Stockholders Of
Wolohan Lumber Co.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wolohan Lumber Co. will be held on Thursday, the 23rd day of April, 1998, at 2:00 P.M., Local Time, at the Citizens Bank Building, 101 North Washington Avenue, Saginaw, Michigan for the following purposes:

      1. To elect a Board of six Directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on March 2, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders are requested to date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                      By Order of the Board of Directors,

                                         DAVID G. HONAMAN, Secretary

March 27, 1998

                              WOLOHAN LUMBER CO.
                              1740 Midland Road
                           Saginaw, Michigan 48603

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of                                           March 27, 1998
Wolohan Lumber Co.:

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wolohan Lumber Co. (the "Company"), from the holders of the Company's Common Stock to be used at the Annual Meeting of Stockholders and at any adjournments thereof. This meeting will be held at 2:00 P.M., Local Time, on Thursday, April 23, 1998, at the Citizens Bank Building, 101 North Washington Avenue, Saginaw, Michigan.

      Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting or by delivering a proxy bearing a later date. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting.

      The Board of Directors in accordance with the By-Laws has fixed the close of business on March 2, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. At the close of business on such date the outstanding number of voting securities of the Company was 6,870,653 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of State Street Bank and Trust Company, the Company's transfer agent for the Common Stock. Abstentions and broker non-votes are each included in the determination of the number of shares present. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                              SECURITY OWNERSHIP

Management

      The following table sets forth, as of March 2, 1998, the number of shares of the Company's Common Stock beneficially owned by each director and nominee for election as a director, each executive officer named in the Summary Compensation Table and all directors, nominees and executive officers as a group.

                  Name of Individual                       Number       Percent
                       or Group                         of Shares(1)   of Class
                  ------------------                    -----------    --------
Hugo E. Braun, Jr. ..................................        10,470(2)     *
Leo B. Corwin .......................................         3,000(2)     *
David G. Honaman ....................................        47,364(3)     *
F. R. Lehman ........................................         5,013(2)     *
Curtis J. LeMaster ..................................         3,000(3)     *
Lee A. Shobe ........................................         3,500(2)     *
Ervin E. Wardlow ....................................         2,605(2)     *
Charles R. Weeks ....................................         3,000(2)     *
James L. Wolohan ....................................     1,492,053(4)   21.7
All Directors, Nominees and Executive Officers as a
  Group (9 persons) .................................     1,570,005(5)   22.9

* Less than one percent

(1) The number of shares shown in the table does not include 9,740 shares owned by spouses and children where beneficial ownership is disclaimed and does not include any shares held in the Long-Term Incentive Plans.

(2) The number of shares shown in the table includes shares which the following directors have the right to acquire upon the exercise of stock options granted under the Stock Option Plan for Non-Employee Directors:
    Hugo E. Braun Jr., Leo B. Corwin, F. R. Lehman, Lee A. Shobe, Ervin E. Wardlow and Charles R. Weeks, 2,000 shares each.

(3) The number of shares shown in the table includes shares issuable upon the exercise of stock options for the following executive officers: David G. Honaman -- 16,000 shares and Curtis J. LeMaster -- 3,000 shares.

(4) The number of shares shown in the table as beneficially owned by James L. Wolohan includes 77,400 shares which he owns in his own name, 30,000 shares issuable upon the exercise of stock options, 1,573 shares which he holds as custodian and 1,383,040 shares which he holds with Michael J. Wolohan as Co-Trustee of three trusts.

(5) Includes 1,384,613 shares which directors and officers (including James
    L. Wolohan) hold as trustees or in other fiduciary capacities but does not include shares held by family members in their own right or in other trusts for the benefit of family members where beneficial ownership is disclaimed by the director or officer.

Certain Beneficial Owners

      The following table sets forth the holdings of Common Stock of the Company as of March 2, 1998, with respect to each person who was known by the Company to own beneficially more than five per cent of the Common Stock of the Company:

              Name of                                      Number       Percent
         Beneficial Owner                               of Shares(1)   of Class
         ----------------                               ------------   --------
Michael J. Wolohan and James L. Wolohan as
Co-Trustees of three Trusts .......................       1,383,040(2)   20.1
Franklin Resources, Inc. ..........................         677,844(3)    9.9
777 Mariners Island Boulevard
San Mateo, California 94403-7777
Timothy W. Wolohan Family .........................         541,824(4)    7.9
6 Pinehurst Lane
Cincinnati, Ohio 45208
The State Teachers Retirement Board of Ohio.........        478,090       7.0
275 East Broad Street
Columbus, Ohio 43215
Dimensional Fund Advisors Inc......................         422,492(3)    6.1
1299 Ocean Avenue
Santa Monica, California 90401

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power.

(2) In addition, 7,260 shares are held by Michael J. Wolohan's spouse as Trustee and 1,331 shares are held by Michael J. Wolohan as Trustee; James L. Wolohan owns 77,440 shares, is custodian of an account which holds 1,573 shares and holds stock options to purchase 30,000 shares; and James L. Wolohan's spouse holds 9,489 shares as Trustee of four trusts.

(3) Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(4) These shares include shares owned by Timothy W. Wolohan; shares held by Timothy W. Wolohan as custodian; shares held by Timothy W. Wolohan as Co-Trustee; shares owned by Georgine Wolohan, the wife of Timothy W. Wolohan; shares held by Georgine Wolohan as custodian; and shares held by Timothy W. Wolohan and Georgine Wolohan as Co-Trustees.

                            ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the number of directors shall be determined by the Board of Directors and shall not be less than five nor more than nine. The Board of Directors has fixed at six the number of directors to be elected at the meeting to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees hereinafter named as directors.

      Ervin E. Wardlow who has served as a director since 1981, has elected to retire as a director at the Annual Meeting of Stockholders.

      The proposed nominees for election as directors are willing to be elected as such. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the Board of Directors may select. Directors are elected by a plurality of votes which are present in person or represented by proxy at the meeting.

                   INFORMATION ABOUT NOMINEES AS DIRECTORS

      The following information is furnished with respect to each person nominated for election as a director, each of whom is presently a director of the Company.

                                                                                                                   Has
                                                                                                                  Served
                                                                       Principal Occupation and                     as
                                                                        Directorships in Other                   Director
               Name and Age of Nominee                                Publicly Owned Companies(1)                 Since
               -----------------------                                ---------------------------                --------
Hugo E. Braun, Jr., 65 ..............................   Partner, Braun Kendrick Finkbeiner, Attorneys-at-law.
                                                        Director of Citizens Banking Corporation ............      1984
James L. Wolohan, 46 ................................   Chairman of the Board, President and Chief Executive
                                                        Officer of the Company. Director of Jacobson Stores,
                                                        Inc. and Citizens Banking Corporation ...............      1986
F. R. Lehman, 72 ....................................   Formerly Vice President of Dow Chemical U.S.A.,
                                                        General Manager of the Michigan Division. Director of
                                                        Dolco Packaging Corp. ...............................      1989
Leo B. Corwin, 63 ...................................   President, Txcor, Inc. Formerly Senior Vice President
                                                        of Merchandising for Builders Square, Inc. ..........      1992
Charles R. Weeks, 63 ................................   Chairman and Director, Citizens Banking Corporation.
                                                        Formerly Chief Executive Officer, Citizens Banking
                                                        Corporation .........................................      1996
Lee A. Shobe, 59 ....................................   Formerly President and Chief Executive Officer of Dow
                                                        Brands, Inc. ........................................      1996

(1) Each of the directors and nominees has had the same principal occupation during the past five years except as follows: Mr. Shobe retired on December 31, 1995 after having served as President and Chief Executive Officer of Dow Brands, Inc. for more than five years.

      The law firm of Braun Kendrick Finkbeiner, of which firm Hugo E. Braun, Jr. is a partner, performs legal services for the Company.

      The Company maintains banking relationships in the ordinary course of business with Citizens Bank, a subsidiary of Citizens Banking Corporation, of which Charles R. Weeks is Chairman and a director and Hugo E. Braun, Jr. and James L. Wolohan are directors.

Meetings and Committees

      The Board of Directors held four meetings during 1997.

      The Company has a standing Audit Committee, Compensation Committee and Management Review Committee of the Board of Directors.

      The members of the Audit Committee for 1997 were Hugo E. Braun, Jr., Chairman, Leo B. Corwin, F. R. Lehman, Lee A. Shobe, Ervin E. Wardlow and Charles R. Weeks. The Audit Committee, which met four times during 1997, recommends the appointment, subject to approval by the Board of Directors, of the Company's independent auditors. The Committee also reviews the accounting principles and the financial reporting practices adopted by management, the non-audit services performed by the independent auditors, and approves the fees paid to the independent auditors.

      The members of the Compensation Committee for 1997 were F. R. Lehman, Chairman, Hugo E. Braun, Jr., and Charles R. Weeks. The Compensation Committee met four times during 1997. The Committee reviews and recommends to the Board of Directors the compensation of officers of the Company, examines periodically the compensation structure of the Company and administers the Company's 1991 Long-Term Incentive Plan.

      The members of the Management Review Committee for 1997 were F. R. Lehman, Chairman, Hugo E. Braun, Jr., Leo B. Corwin, Lee A. Shobe, Ervin E. Wardlow and Charles R. Weeks. This Committee met four times during 1997. Among its various responsibilities, the Committee recommends nominees for election as directors at the Annual Meeting of Stockholders and individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by stockholders. Such recommendations should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.

Compensation of Directors

      Directors who are not full-time employees received a fee of $16,000 for 1997, plus reimbursement for travel expenses to attend meetings of the Board of Directors. On April 23, 1997, each of the current directors with the exception of James L. Wolohan, were granted an option under the Stock Option Plan for Non-Employee Directors to purchase 1,000 shares of Common Stock at an option price of $12.13 per share. The option price was equal to the closing market price on the date of grant.

                        COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the chief executive officer and each of the other executive officers of the Company.

      The Committee has available to it an outside compensation consultant and access to independent compensation data.

      The Company's compensation policy for officers is designed to support the overall objective of enhancing value for stockholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and ensuring compensation levels that are externally competitive and internally equitable.

      The key elements of the Company officers' compensation consist of base salary, potential bonus awards under the Cash Profit Sharing/Incentive Program based on overall Company performance and the award of Performance Shares and stock options under the Long-Term Incentive Plan which give the officers the opportunity to earn long-term stock based incentives. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Wolohan, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

Base Salary

      Each officer's salary is reviewed annually. In determining appropriate salary levels, consideration is given to the scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives of similar responsibility.

      With respect to the base salary of Mr. Wolohan in 1997, consideration was given to a comparison of base salaries of chief executive officers of peer companies, and an assessment of Mr. Wolohan's individual performance. Mr. Wolohan's base salary of $222,000 for 1997 remained the same as his 1996 base salary.

Cash Profit-Sharing/Incentive Program

      The Company has a Cash Profit Sharing/Incentive Program under which it distributes to employees, including officers, a percent of its profits before taxes and other adjustments. The program is composed of two parts, with one part based on the Company's return on investment and the other based on performance levels specific to the respective participant. All participants in the program are assigned a grade level indicative of the level of responsibility of the job which defines the range of their base salary. Accelerated percentages of the profits are guaranteed to the participants if return on investment and performance levels reach certain specified amounts assigned to the participant's grade level. Unless otherwise determined by the Compensation Committee, no payments are made under the program unless a specific base earnings per share amount is met.

Long-Term Incentive Plan

      The purpose of the Long-Term Incentive Plan of the Company is to: (i) strengthen the commonality of interest between management and the Company's stockholders, (ii) provide strong incentives and rewards for key employees to accomplish the Company's long term goals and objectives, (iii) attract and retain employees of high caliber and ability, and (iv) offer, in combination with base salaries, other incentives and benefits, a comprehensive and competitive total compensation program. The Plan provides for the award of Performance Shares as well as stock options.

      Performance Shares. The program for 1997 was composed of various tiers with each participant assigned to a tier upon the basis of the participant's salary grade level. Performance Shares are based on return on investment and/or individual performance objectives. For each grade level there is specified the number of Performance Shares which will be awarded a participant if specified return on investment and/or individual performance objectives are achieved.

      Stock Options. Under the Long-Term Incentive Plan, stock options may be granted, from time to time, to officers and key employees of the Company. The number of options granted is determined by subjective evaluation of the person's ability to influence the Company's long-term growth and profitability. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant.

      The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.

                                          Compensation Committee

                                          F. R. LEHMAN, Chairman
                                          HUGO E. BRAUN, JR.
                                          CHARLES R. WEEKS

                            EXECUTIVE COMPENSATION

      The following summary compensation table sets forth information with respect to the compensation of the Chief Executive Officer and the named executive officers of the Company.

Summary Compensation Table

                                                                        Long-Term
                                                                      Compensation
                                            Annual Compensation(1)       Awards
                                          -------------------------   -------------
                                                                       Number of
                                                                       Securities
                Name and                                               Underlying
               Principal                                     Bonus      Options/        All Other
                Position                  Year    Salary      (2)      Granted(3)    Compensation(4)
               ---------                  ----    ------      ---    ------------    ---------------
James L. Wolohan                          1997   $222,000   $  -0-     $   -0-           $10,132
  Chairman of the Board,                  1996    222,000    37,296        -0-             9,782
  President and Chief Executive Officer   1995    218,333      -0-       10,000            8,391
David G. Honaman                          1997    120,000      -0-         -0-           $ 4,736
  Vice President -- Administration,       1996    116,000    16,240        -0-             4,740
  Secretary and Chief Financial Officer   1995    114,000      -0-        6,000            3,921
Curtis J. LeMaster                        1997    100,000      -0-         -0-           $ 2,585
  Vice President -- Purchasing,           1996     80,333    10,600        -0-             2,114
  Marketing and Systems (5)               1995     19,500(5)   -0-        3,000             -0-


(1) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is therefore, not reflected in the table.

                                      7


(2) Amounts paid under the Cash Profit Sharing Plan.

(3) Represents the number of stock options granted under the Company's 1991 Long-Term Incentive Plan.

(4) This column includes the Company's contributions to the Deferred Profit Sharing Plan and Supplemental Executive Retirement Program as well as dividends paid on outstanding Performance Shares under the Company's Long-Term Incentive Plans. The Company's 1997 contribution to the Deferred Profit Sharing Plan was as follows: Mr. Wolohan -- $2,702; Mr. Honaman -- $2,313; and Mr. LeMaster -- $1,885. It also includes for Mr. Wolohan a contribution in 1997 to the Supplemental Executive Retirement Program of $1,643 as well as dividends paid on outstanding Performance Shares during 1997 under the Company's Long-Term Incentive Plans as
    follows: Mr. Wolohan   $5,787; Mr. Honaman -- $2,423; and Mr. LeMaster
    -- $700.

(5) Mr. LeMaster who joined the Company on September 1, 1995 was elected to his current position on September 1, 1997. Prior thereto he was Vice President -- Marketing.

Long-Term Incentive Plan -- Awards in 1997

      The following table sets forth information with respect to awards of Performance Shares under the 1991 Long-Term Incentive Plan during 1997 to the following executive officers named in the Summary Compensation Table.


                                                                           Performance or               Estimated
                                                           Number of     Other Period Until           Future Payouts
                                                          Performance       Maturation        ----------------------------
                         Name                           Shares Awarded      or Payout(1)      Threshold   Target   Maximum
                        -----                           --------------   -----------------    ---------   ------   -------
James L. Wolohan ....................................        3,000            1/1/2008          3,000      3,000    3,000
David G. Honaman ....................................        1,500            1/1/2008          1,500      1,500    1,500
Curtis J. LeMaster ..................................        1,500            1/1/2008          1,500      1,500    1,500

(1) These Performance Shares may be fully earned by January 1, 2003 and shall be deliverable to the participant on January 1, 2008.

      Performance Shares when awarded are earned by a participant based on the achievement of performance goals and/or individual performance objectives at the end of the stated performance period and the participant's continued employment after such period. Such shares as to which performance goals and/or individual performance objectives have been met shall be deemed earned by the participant in increments of twenty percent per year for each year after the end of the stated performance period, so that by the end of the fifth year after the end of the stated performance period, the participant will have fully earned the Performance Shares.

      Performance Shares shall be distributed to participants in the form of one share of the Company's Common Stock for each Performance Share earned. In lieu of immediate issuance of shares of Common Stock upon being earned, the Compensation Committee shall defer the delivery of such shares for a period of five years after the date all of the Performance Shares become 100% earned; provided, however, in the event of termination of employment by the participant during such five year period, all such shares not yet distributed shall be delivered to or on behalf of the participant.

      Under the 1991 Long-Term Incentive Plan the following executive officers named in the Summary Compensation Table are vested and unvested with the following number of Performance Shares having the following aggregate values based on the last sales price of the Common Stock of the Company on the NASDAQ National Market System on December 26, 1997:

                                                             Performance Shares        Performance Shares
                                                                 Vested                     Unvested
                                                            ------------------        -------------------
    Name                                                     Number       Value        Number       Value
    ----                                                     ------       -----        ------       -----
James L. Wolohan ....................................      4,278       $56,149       6,352       $83,370
David G. Honaman ....................................      2,750        36,094       3,332        43,733
Curtis J. LeMaster ..................................        700         9,188       3,300        43,313

      Shares of the Company's Common Stock as to which performance goals and/or individual performance objectives have been met have full dividend rights with respect to dividends declared after such goals and/or objectives have been met, with such dividends being paid directly to the participant.

      Under the prior Long-Term Incentive Plan which terminated on December 31, 1990 except as to Performance Shares outstanding thereunder, the above named officers are vested with the following number of Performance Shares having the following aggregate values as determined above on December 31, 1997: Mr. Wolohan -- 6,105 shares --$80,128 and Mr. Honaman -- 4,070 shares -- $53,419.

Options/SAR Grants During 1997

      There were no options granted during 1997 under the Company's 1991 Long-Term Incentive Plan to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises During 1997 and 1997 Year-End Option Values

      The following table sets forth certain information on stock options exercised during 1997 by the executive officers named in the Summary Compensation Table along with the number and dollar value of options remaining unexercised at December 26, 1997 and the value of such options at December 26, 1997.

                                                                        Number of
                                                                    Securities Underlying            Value of Unexercised
                                              Shares    Value       Unexercised Options            In-the-Money Stock Options
                                             Acquired   Realized    at December 26, 1997               at December 26, 1997
                                                on         at     --------------------------      -----------------------------
        Name                                 Exercise   Exercise   Exercisable   Unexercisable       Exercisable    Unexercisable
        ----                                 --------   --------   -----------   -------------       -----------    -------------
James L. Wolohan ............................   -0-        -0-        30,000          $-0-              $38,750      -0-
David G. Honaman ............................   -0-        -0-        16,000           -0-               23,250      -0-
Curtis J. LeMaster ..........................   -0-        -0-         3,000           -0-               11,625      -0-

Performance Graph

      The following graph compares the change in the Company's cumulative total stockholder return on its Common Stock with the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Retail Trade Stocks.


               Comparison of Five-Year Cumulative Total Return

                             [performance graph]



                           1992     1993    1994     1995    1996      1997
                           ----     ----    ----     ----    ----      ----
Wolohan Lumber Co.         100       77.9    69.2     47.1     60.5     64.6
NASDAQ Stock Market
   (U.S. Companies)        100      114.8   112.2    158.7    195.7    239.5
NASDAQ Retail Trade
   Stocks                  100      105.5    96.1    105.9    126.2    148.7


                      SELECTION OF INDEPENDENT AUDITORS

      Rehmann Robson PC has been appointed as independent auditors to audit the Company's financial statements for the year 1998 by the Board of Directors of the Company upon the recommendation of the Audit Committee of the Board of Directors. Representatives of Rehmann Robson PC will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by stockholders.

                                MISCELLANEOUS

      It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters be presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

      The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

      It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

      Stockholders Proposals Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented to the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at the executive offices on or before November 27, 1998.

                                         By Order of the Board of
                                         Directors,

                                         DAVID G. HONAMAN,
                                         Secretary

[Form of Proxy -- Front]

                            WOLOHAN LUMBER CO.

            Proxy Solicited by the Board of Directors for the
                      Annual Meeting of Stockholders
                        to Be Held April 23, 1998

The undersigned hereby appoints JAMES L. WOLOHAN and DAVID G. HONAMAN, or either of them, with power of substitution in each, Proxies to vote all Common Stock of the undersigned in Wolohan Lumber Co., at the Annual Meeting of Stockholders to be held on April 23, 1998, and at all adjournments thereof.

-------------------------------------------------------------------------------
                  PLEASE VOTE, DATE AND SIGN ON REVERSE
              AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------

 HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

_____________________________________  ________________________________________

_____________________________________  ________________________________________

_____________________________________  ________________________________________

[Form of Proxy -- Back]

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                                                  For All  With-  For All
                                                                                        Nominees hold   Except
-------------------------                                    1.) Election of Directors.   / /    / /     / /
    WOLOHAN LUMBER CO.                                           Nominees as Directors:
-------------------------

Unless otherwise specified, the Proxies are appointed            Hugo E. Brawn, Jr.        Leo B. Corwin
to vote FOR the Election of all Directors.                       James L. Wolohan          Charles R. Weeks
                                                                 F.R. Lehman               Lee A. Shobe
RECORD DATE SHARES:

                                                             NOTE: If you do not wish your shares voted "For" a
                                                             particular nominee, mark the "For All Except" box and
                                                             strike a line through the name(s) of the nominee(s). Your
                                                             shares will be voted for the remaining nominee(s).

                                                             2.) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the
                                                                 meeting.



Please be sure to sign and    /                         /
date this Proxy.              / Date                    /        Mark box at right if an address change or comment   / /
--------------------------------------------------------/        has been noted on the reverse side of this card.
/                                                       /
/                                                       /
---------------------------------------------------------
    Stockholder sign here       Co-owner sign here
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH CARD                                                       DETACH CARD